UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2010


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-138148                 20-5243308
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada                     89501
   (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (877) 359-5771

                                 (519) 872-6173
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 16, 2010, American Paramount Gold Corp. (the "Company") entered into an agreement (the "Agreement") with Royce L. Hackworth and Belva L. Tomany in respect of 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). In order to complete the transactions contemplated by the Agreement, the Company is required to pay $25,000 upon closing of the Agreement and pay an additional $100,000 upon satisfaction of the Company's due diligence. The Agreement gives the Company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments during the term of the Agreement of $125,000 in years 2-5, $150,000 in years 6-12, $200,000 in years 13-20 and $300,000 in years 21-30; (ii) incurring expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over 5 years; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to the Company from production from the property. The production royalty is based on, at the Company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

The Agreement is attached in its entirety as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Mineral Lease Agreement between Royce L. Hackworth and Belva L. Tomany and Zebra Resources (now know as American Paramount Gold Corp.) dated April 16, 2010

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Wayne Parsons
----------------------------------
Wayne Parsons
President and Director

Date: April 16, 2010


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